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                                                                   EXHIBIT 10.21



                               GUARANTY AGREEMENT


                  THIS GUARANTY (this "GUARANTY") dated as of April 27, 1998, is made by DVI, Inc., a Delaware corporation (the "GUARANTOR") in favor of Cadilur S.A. ("CADILUR") and Natuler S.A. ("NATULER"), each a corporation organized and existing under the laws of Uruguay.


                                    RECITALS


                  WHEREAS, each of Cadilur and Natuler (herein individually referred to as a "COMPANY" and collectively referred to as "THE COMPANIES") is a commercial finance company organized and existing under the laws of Uruguay, and is in the business of financing and leasing medical equipment; and

                  WHEREAS, Oferil, S. A. ("OFERIL") intends to enter into various assignment agreements with each of the Companies and pursuant to each such agreement, Oferil will sell and transfer to each of the Companies from time to time certain lease and loan receivables; and

                  WHEREAS, Guarantor is the indirect owner of all of the issued and outstanding capital stock of Oferil, and as such will benefit from the sale of the lease and loan receivables to the Companies; and

                  WHEREAS, Guarantor's indirect wholly-owned subsidiary, DVI International, Inc., owns approximately 48.12 per cent of the issued and outstanding voting stock of MSF Holding Ltd. ("MSF HOLDING"), which in turn owns 100% of the issued and outstanding stock of the Companies, and as such, the Guarantor will obtain substantial direct and indirect benefit from the Companies' purchase of the receivables; and

                  WHEREAS, it is a condition to the Companies' purchase of the receivables that this Guaranty Agreement be executed and delivered by Guarantor in favor of the Companies and be in continuous full force and effect.


                  NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby covenants and agrees with the Companies as follows:


                  Section 1. Definitions. For the purpose of this Guaranty, the following terms shall have the following meanings:

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                  (a) "DEFAULT" shall mean the failure of an Obligor (as
hereinafter defined) to make on the due date a regularly scheduled payment under the lease or loan agreement which is the basis for such Obligor's Obligation (as hereinafter defined) and such failure to pay continues for a period of sixty
(60) days after the due date therefor.

                   (b) "INVESTMENT BALANCE," with respect to an Obligation shall mean an amount equal to the Purchase Price of such Obligation paid by a Company to Oferil as set forth on the applicable Schedule to this Guaranty, minus any principal payments received by the Company in respect of such Obligation.

                  (c) "LOSS AMOUNT" shall have the meaning given that term in
Section 3(c) below.

                  (d) "LOSS RECOGNITION" shall have the meaning given that term in Section 3(b) below.

                  (e) "NET LOSSES" shall mean the aggregate Loss Amounts paid by the Guarantor under Section 3(c), less any such Loss Amounts which relate to Obligations that were subsequently purchased by Guarantor under Section 4(a) below.

                  (f) "OBLIGATION" shall mean the payment and performance obligations of a lessee or borrower, as applicable, under a lease or loan agreement, including any guaranties or collateral security agreements given in connection with such agreements.

                  (g) "OBLIGOR" shall mean a lessee or borrower under or with respect to an Obligation.

                  (h) "PORTFOLIO PRICE" in effect from time to time, shall mean the aggregate of all of the Purchase Prices paid by the Companies to Oferil for the acquisition of all of the Obligations which are then subject to this Guaranty, excluding any Obligations which have been previously purchased by Guarantor pursuant to Section 4(a).

                  (i) "PURCHASE PRICE" of an Obligation shall mean the amount paid by a Company to Oferil for the acquisition of such Obligation as set forth on the applicable Schedule (as hereinafter defined) to this Guaranty.

                  (j) "RECOVERIES" shall mean any payments received by Guarantor under its subrogation rights in Section 5 below in reimbursement for any Loss Amount paid by Guarantor under this Guaranty.

                  (k) "SCHEDULE" shall mean a schedule to this Guaranty, in the form of EXHIBIT A hereto and incorporated herein by reference, executed from time to time by Guarantor and the applicable Company, and setting forth the Obligations subject to this Guaranty and the Purchase Price related to such Obligations.


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                  Section 2.        Guaranty.

                  (a) Subject to the limitations set forth in subsections (b) through (d) below, the Guarantor hereby unconditionally, absolutely and irrevocably guarantees the full payment to the Companies of each Obligation set forth on a Schedule to this Guaranty, in accordance with the terms and conditions set forth in this Guaranty. Guarantor agrees to execute a new Schedule to this Guaranty from time to time upon the transfer of additional loan and lease receivables from Oferil to the Companies pursuant to the assignment agreements, in order to evidence the addition of such Obligations under this Guaranty.

                  (b) Notwithstanding anything to the contrary contained in this Guaranty, Guarantor's aggregate liability as of any date with respect to Defaults under all Obligations shall be limited to a maximum amount equal to twenty percent (20%) of the Portfolio Price then in effect (the "MAXIMUM LIABILITY").


                  (c) Upon the purchase by the Guarantor of any Obligation in Default pursuant to Section 4(a) below, the Maximum Liability shall be recalculated by reducing the Portfolio Price by the original Purchase Price of such Obligation and multiplying the result by twenty per cent (20%).

                  (d) Guarantor's liability with respect to any individual Obligation in Default shall not exceed the Maximum Liability then in effect, less the aggregate Net Losses previously paid by Guarantor under Section 3(c) below. In making such calculations, Net Losses shall be decreased by the amount of any Recoveries received by the Guarantor under the subrogation provisions of this Guaranty.


                  Section 3.        Claim Procedure.

                  (a) Within fifteen (15) days after the date on which any Obligation goes into Default, the applicable Company shall notify Guarantor in writing of such Default.

                  (b) Such Company shall make a good faith effort to notify the Guarantor at least ten (10) days prior to the expected recognition by the Company of a write down of the loan value (determined in accordance with the Company's customary accounting practices under generally accepted accounting principles) in connection with such Obligation in Default (a "LOSS RECOGNITION"). Such notice shall include a statement of the Investment Balance of such Obligation remaining unpaid.

                  (c) The Company shall notify the Guarantor when a Loss Recognition has actually occurred and Guarantor shall, within ten (10) days after receipt of such notice, pay to the Company the sum of (i) the amount of the write down of the loan value, (ii) interest income lost as a result of the non-accrual status of such Obligation, and (iii) reasonable out of pocket costs and expenses incurred by the Company in collecting and enforcing the Obligation (such sum

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being hereinafter referred to as the "LOSS AMOUNT"), provided however, that
Guarantor shall not be required to pay any Loss Amounts which would cause the Net Losses paid by Guarantor under this Section 3(c), less any Recoveries received by Guarantor, to exceed the Maximum Liability then in effect.


                  Section 4.        Purchase Option

                  (a) At any time after receipt of the Default notice required under 3(a) above but prior to any cure of such Default by the Obligor, the Guarantor may, at its option and in its sole discretion, and without any obligation to do so, purchase the Obligation from the Company for a purchase price equal to one hundred per cent (100%) of the Investment Balance of such Obligation as of the date of such payment.

                  (b) As soon as reasonably practicable after payment by the Guarantor of the Investment Balance required under Section 4(a) above for the purchase by Guarantor of an Obligation, the Company shall convey to the Guarantor in form reasonably satisfactory to the Guarantor, free and clear of any liens, claims or encumbrances created by or through the Company, all of the Company's right, title and interest in and to such Obligation and all instruments, documents, guaranties, proceeds and collateral security related to such Obligation.

                  (c) Upon purchase of an Obligation by the Guarantor, the parties acknowledge that such Obligation will be removed from the servicing agreement between the applicable Company and Estolur, S.A., an affiliate of the Companies ("ESTOLUR"), and will be transferred to the servicing agreement in place between Estolur and Oferil, at the standard rates provided for in such servicing agreement, except that Guarantor shall be responsible for any out of pocket costs and expenses of collection and enforcement undertaken by Estolur at the Guarantor's request in connection with such delinquent Obligation.


                  Section 5.        Subrogation.

                  (a) Guarantor shall be subrogated to the rights of the Companies against the Obligor and against any collateral security or guaranty held by the Companies for the payment of the Obligations in respect of payments made by the Guarantor hereunder.

                  (b) In the event that Guarantor makes any payments to the Company under subsection 3(c) above, Guarantor shall succeed to the Company's rights with respect to such payment as more fully set forth below:

                  (i) the Company shall pursue collection and enforcement of the Obligation in Default in accordance with the Company's normal and customary business practices;

                  (ii) In the event that the Loss Amount equals or exceeds the remaining Investment


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                           Balance, with respect to such defaulted Obligation,
                           the Company shall convey to Guarantor in form reasonably satisfactory to the Guarantor, free and clear of any liens, claims or encumbrances created by or through the Company, all of the Company's right, title and interest in the defaulted Obligation and shall deliver to Guarantor all instruments, documents, guaranties and collateral security related to such Obligation;

                  (iii) In the event that the Company receives or collects any payment from or on behalf of an Obligor for a defaulted Obligation for which the Company has already received payment of the Loss Amount from Guarantor under subsection 3(c) above or payment of the Investment Balance under subsection 4(a) above, the Company shall pay such sums over to the Guarantor.


                  Section 6.        Continuing Guaranty.

                  (a) This Guaranty is absolute, unconditional, and irrevocable and shall remain in full force and effect and be binding upon the Guarantor and its successors and permitted assigns until all of the Obligations have been satisfied in full. If any such Obligations are guaranteed by individuals or entities in addition to the Guarantor, the death, release, or discharge, in whole or part or the bankruptcy, liquidation, termination, or dissolution of one or more of them shall not discharge or affect the liabilities of the Guarantor hereunder.

                  (b) The Guarantor's obligations under this Guaranty shall not be affected by (i) the genuineness, validity, or enforceability of the Obligations or of any instrument evidencing the Obligations, (ii) the existence, validity, enforceability, perfection, or extent of any collateral for the Obligations, (iii) the consolidation or merger of either of the Companies with or into any other corporation or corporations or any sale, lease or other disposition of either of the Companies' properties as an entirety or substantially as an entirety to any other corporation, (iv) any modifications, waivers or amendments to any of the Obligations, or (v) any other circumstance relating to the Obligations which might otherwise constitute a discharge of or defense, it being the purpose and intent of the parties hereto that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment as herein provided, and then only to the extent of such payment or payments.


                  Section 7. No Waiver; Cumulative Rights. No failure on the part of the Companies to exercise, and no delay in exercising, any right, remedy, or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Companies of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power. Each and every right, remedy, and power hereby granted to the Companies or allowed them by law or other agreement shall be cumulative and not exclusive of any other.


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                  Section 8. Waiver of Notice. Except as required otherwise
herein, the Guarantor waives notice of the acceptance of this Guaranty, presentment or demand, notice of dishonor or non-payment, protest, diligence, suit, and all notices that may otherwise be required by law, except for such notices as are expressly required by the terms of this Guaranty.


                  Section 9. Representations and Warranties. The Guarantor makes each of these representations and warranties as of the date hereof:

                  (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute, deliver, and perform this Guaranty.

                  (b) The execution, delivery, and performance of this Guaranty have been duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor's charter or by-laws, or any material law, regulation, rule, decree, order, judgment, or contractual restriction binding on the Guarantor or its assets.

                  (c) All consents, licenses, authorizations, registrations and approvals of any governmental authority or regulatory body necessary for the due execution, delivery, and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery, or performance of this Guaranty.

                  (d) This Guaranty constitutes the legal, valid, and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium, receivership, and other laws of general applicability relating to or affecting creditors' rights generally and to equitable principles of general application.

                  (e) The execution and delivery by the Guarantor of this Guaranty and the performance by it hereunder will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or create a default under or breach of any material agreement, bond, note or indenture to which the Guarantor is a party, or by which it is bound or any of its properties or assets is affected.

                  Section 10. Assignment. The Guarantor may not assign its rights, interests, or obligations under this Guaranty to any other person without the prior written consent of the Companies and any purported assignment in the absence of such consent shall be void.


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                  Section 11. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America.


                  Section 12. Notices; Payments. (a) Any notice or communication in respect of this Guaranty shall be sufficiently given if in writing and delivered in person or sent by certified or registered mail or the equivalent (with return receipt requested), by courier, or by facsimile addressed to the following:


If to the Guarantor:                    DVI, Inc.
                                        500 Hyde Park
                                        Doylestown, Pennsylvania 18901
                                        Attention: President
                                        Telephone: (215) 230-2903
                                        Telecopy:   (215) 345-4428



If to the Companies:                    Cadilur S.A.
                                        Plaza Independencia 811, P.B.
                                        (11000) Montevideo
                                        Republica Oriental del Uruguay
                                        Attention:  Mr. Jozef Osten
                                        Telephone:  (561) 417-7040
                                        Fax:  (561) 417-7050


                                        Natuler S.A.
                                        Plaza Independencia 811, P.B.
                                        (11000) Montevideo
                                        Republica Oriental del Uruguay
                                        Attention:  Mr. Jozef Osten
                                        Telephone:  (561) 417-7040
                                        Fax:  (561) 417-7050



Any such notice or communication shall be sufficiently given only upon actual receipt.

                  (b) All payments made by the Guarantor under or by virtue of this Guaranty shall be paid to the Companies at such place as shall be specified from time to time by notice given pursuant to this Section.


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                  Section 13. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its permitted successors and assigns, and shall inure to the benefit of the Companies and their respective successors and assigns. This Guaranty embodies the entire agreement and understanding between the Companies and the Guarantor relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.


                  IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the parties hereto as of the date first above written.


DVI, INC.                                         CADILUR S.A.
By: __________________________                  By: __________________________
Title:                                            Title:     Vice Chairman
Name: Steven R. Garfinkel                         Name:  Steven R. Garfinkel


                                                  NATULER S.A.
                                                  By: ________________________
                                                  Title:   Vice Chairman
                                                  Name:  Steven R. Garfinkel


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                                    EXHIBIT A

                          FORM OF SCHEDULE TO GUARANTY


                              SCHEDULE NUMBER ____
                                       TO
                          GUARANTY DATED APRIL 27, 1998

         This Schedule No. ___ dated as of _____________, 1998, is issued pursuant to that certain Guaranty Agreement dated April 27, 1998 (the "GUARANTY") by DVI, Inc., a Delaware corporation (the "GUARANTOR") in favor of Cadilur S.A. ("CADILUR") and Natuler S.A. ("NATULER").

         All capitalized terms used herein, unless otherwise defined herein, have the same meaning given them in the Guaranty.

         Pursuant to the terms and conditions of the Guaranty, the parties hereto hereby agree that the Obligations set forth below shall be Obligations subject to the Guaranty from and after the date hereof:


OBLIGOR                    LEASE/LOAN               PURCHASE PRICE


         IN WITNESS WHEREOF, the parties have executed this Schedule No. __ as of the year first above written.

DVI, INC.                                         CADILUR S.A.
By: __________________________                    By: __________________________
Title:                                            Title:
Name:                                             Name:


                                                  NATULER S.A.
                                                  By: __________________________
                                                  Title:
                                                  Name:


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